Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT dated September 25, 2012 (this “Agreement”) is entered into by and among Bancolombia S.A., a Colombian banking institution incorporated under the laws of the Republic of Colombia as a sociedad anónima (the “Company”) and Citigroup Global Markets Inc. (“Citi”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BAML”) and Morgan Stanley & Co. LLC (“MS” and, together with Citi and BAML, the “Dealer Managers”).

The Company and the Dealer Managers are parties to the Dealer Manager Agreement dated September 10, 2012 (the “Dealer Manager Agreement”), which provides for the issuance by the Company of its 5.125% Subordinated Notes due 2022 (the “New Notes”) in an exchange offer to eligible holders of the 6.875% Subordinated Notes due 2017 (the “Old Notes”) to exchange their Old Notes for the New Notes. As an inducement to the eligible holders of the Old Notes to participate in the exchange offer, the Company has agreed to provide to each holder of the Old Notes and each such holder’s direct and indirect transferees the registration rights set forth in this Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“BAML” shall have the meaning set forth in the preamble.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Citi” shall have the meaning set forth in the preamble.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Dealer Manager” shall have the meaning set forth in the preamble.

“Dealer Manager Agreement” shall have the meaning set forth in the preamble.

“Depositary” means The Depository Trust Company until a successor Depositary should have become Depositary pursuant to the applicable provisions of the Indenture, and thereafter “Depositary” should mean such successor Depositary.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offer” shall mean the exchange offer by the Company of Exchange Notes for Registrable Notes pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form F-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Notes” shall mean the 5.125% Subordinated Notes 2022 issued by the Company under the Exchange Notes Indenture containing the same terms and conditions as those of the New Notes (except that the Exchange Notes subject to restrictions on transfer) and to be offered to Holders of New Notes in exchange for New Notes pursuant to the Exchange Offer.

“Exchange Notes Indenture” shall mean the Indenture relating to the New Notes dated as of September 11, 2012, between the Company and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent, as the same may be amended from time to time in accordance with the terms thereof.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the New Notes or the Exchange Notes.

“Holders” shall mean the holders of Registrable Notes, for so long as they own any Registrable Notes, and each of their respective successors, assigns and direct and indirect transferees who become owners of Registrable Notes; provided that, for purposes of Section 4 and Section 5 hereof, the term “Holders” shall include Participating Broker-Dealers.

“Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.

“Indenture” shall mean the Indenture relating to the New Notes dated as of September 25, 2012, between the Company and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent, as the same may be amended from time to time in accordance with the terms thereof.

“Inspector” shall have the meaning set forth in Section 3(a)(xvi) hereof.

“Issuer Information” shall have the meaning set forth in Section 5(a) hereof.

“Old Notes” shall have the meaning set forth in the preamble.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Notes; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, any Registrable Notes owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional New Notes prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional New Notes and the Registrable Notes to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Notes has been obtained.

“MS” shall have the meaning set forth in the preamble.

“New Notes” shall have the meaning set forth in the preamble.

“Notice and Questionnaire” shall mean a notice of registration statement and selling security holder questionnaire distributed to a Holder by the Company upon receipt of a Shelf Request from such Holder.

“NYSE” shall mean the New York Stock Exchange.

“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Participating Holder” shall mean any Holder of Registrable Notes that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Registrable Notes” shall mean the New Notes; provided that the New Notes shall cease to be Registrable Notes (i) when a Registration Statement with respect to such New Notes has become effective under the Securities Act and such New Notes have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such New Notes are sold pursuant to Rule 144 under the Securities Act (or any similar provision then in force, but not Rule 144A), if following such resale such New Notes do not bear any restrictive legend relating to the Securities Act and do not bear a restricted CUSIP number, (iii) when such New Notes cease to be outstanding or (iv) except in the case of New Notes that otherwise remain Registrable Notes and that are held by a Holder and that are ineligible to be exchanged in the Exchange Offer, when the Exchange Offer is consummated.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and with this Agreement, including without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Notes or Registrable Notes), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of U.S. and Colombian and other counsel for the Company and, in the case of a Shelf Registration Statement, the fees and disbursements of one U.S. counsel, and if applicable, one Colombian counsel, for the Participating Holders (which counsel shall be selected by the Participating Holders holding a majority of the aggregate principal amount of Registrable Notes held by such Participating Holders and which counsel may also be counsel for the Dealer Managers), (viii) all fees relating to the listing of the Registrable Notes or Exchange Notes, as the case may be, on the NYSE and (ix) the fees and disbursements of the independent registered public accountants of the Company, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

“Registration Statement” shall mean any registration statement of the Company that covers any of the Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any successor provision to such rule.

“Rule 144A” means Rule 144A under the Securities Act, as such rule may be amended from time to time, or any successor provision to such rule.

“SEC” shall mean the United States Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company that covers all or a portion of the Registrable Notes (but no other securities unless approved by a majority in aggregate principal amount of the New Notes held by the Participating Holders) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Shelf Request” shall have the meaning set forth in Section 2(b) hereof.

“Staff” shall mean the staff of the SEC.

“Target Registration Date” shall mean September 17, 2013.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean the trustee with respect to the New Notes under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3(e) hereof.

“Underwritten Offering” shall mean an offering in which Registrable Notes are sold to an Underwriter for reoffering to the public.

All references in this Agreement to: (i) any Registration Statement, preliminary prospectus or Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include the version filed with the SEC; (ii) financial statements and schedules and other information which is “contained,” “included” or “stated” in any Registration Statement or Prospectus (or other similar references) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in such Registration Statement or Prospectus, as the case may be; (iii) amendments or supplements to any Registration Statement or Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated or deemed to be incorporated by reference in such Registration Statement or Prospectus, as the case may be; (iv) Rule 144, Rule 144A or Rule 405 under the Securities Act, and all references to any sections or subsections thereof or terms defined therein, shall be deemed to mean and include any successor provisions thereto; and (v) “days” (but not to Business Days) means calendar days.

2. Registration Under the Securities Act. (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff (as determined by the Company upon the reasonable advice of counsel), the Company shall use reasonable best efforts to (x) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Notes for Exchange Notes no later than 270 days from the first date of issuance of the New Notes and (y) have such Registration Statement become and remain effective until the earlier of (i) 180 days from the date on which the Registration Statement is declared effective and (ii) the date on which a Participating Broker-Dealer is no longer required to deliver a Prospectus in connection with market-making or other trading activities. The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use its commercially reasonable efforts to complete the Exchange Offer not later than 60 days after such effective date.

The Company shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)	that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Notes validly tendered and not properly withdrawn will be accepted for exchange;

(ii)	the dates of acceptance for exchange (which shall correspond to a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);

(iii)	that any Registrable Note not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)	that any Holder electing to have a Registrable Note exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Note, together with the appropriate letters of transmittal, to the institution and at the address and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Note, in each case prior to the close of business on the last Exchange Date; and

(v)	that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address specified in the notice, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Notes delivered for exchange and a statement that such Holder is withdrawing its election to have such New Notes exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Notes.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company that (1) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company and (4) if such Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Registrable Notes that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Notes.

As soon as practicable after the last Exchange Date, the Company shall:

(I)	accept for exchange Registrable Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(II)	deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Notes or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Notes equal in principal amount to the principal amount of the Registrable Notes tendered by such Holder.

The Company shall use its commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.

(b) In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) hereof is not available or the Exchange Offer may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer is not for any other reason completed by the Target Registration Date or (iii) upon receipt of a written request (a “Shelf Request”) from any Holder representing that it holds Registrable Notes that are or were ineligible to be exchanged in the Exchange Offer, the Company shall use its commercially reasonable efforts to cause to be filed as soon as practicable after such determination date or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Notes by the Holders thereof and to have such Shelf Registration Statement become effective; provided that no Holder will be entitled to have any Registrable Notes included in any Shelf Registration Statement, or entitled to use the prospectus forming a part of such Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Company as is contemplated by Section 3(b) hereof.

In the event that the Company is required to file a Shelf Registration Statement pursuant to clause (iii) of the preceding sentence, the Company shall use its commercially reasonable efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) hereof with respect to all Registrable Notes and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Notes held by the Holders after completion of the Exchange Offer.

The Company agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the New Notes cease to be Registrable Notes (the “Shelf Effectiveness Period”). The Company further agrees to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Notes with respect to information relating to such Holder, and to use its commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Company agrees to furnish to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c) The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Notes pursuant to the Shelf Registration Statement.

(d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

3. Registration Procedures. (a) In connection with its obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company shall as soon as practicable:

(i) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (A) shall be selected by the Company, (B)

shall, in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the Holders thereof and (C) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(a)(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Notes or Exchange Notes;

(iii) to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;

(iv) in the case of a Shelf Registration, furnish to each Participating Holder, to counsel for the Dealer Managers, to counsel for such Participating Holders and to each Underwriter of an Underwritten Offering of Registrable Notes, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto, as such Participating Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Notes thereunder; and, subject to Section 3(c) hereof, the Company consents to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Participating Holders and any such Underwriters in connection with the offering and sale of the Registrable Notes covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(v) use its commercially reasonable efforts to register or qualify the Registrable Notes under all applicable state securities or blue sky laws of such jurisdictions as any Participating Holder shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Participating Holders in connection with any filings required to be made with FINRA; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Participating Holder to complete the disposition in each such jurisdiction of the Registrable Notes owned by such Participating Holder; provided that the Company shall not be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(vi) notify counsel for the Dealer Managers and, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders promptly and, if requested by any such Participating Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Notes cease to be true and correct in all material respects or if the Company or receives any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading and (6) of any determination by the Company that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

(vii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, including by filing an amendment to such Registration Statement on the proper form, at the earliest possible moment and provide immediate notice to each Holder or Participating Holder of the withdrawal of any such order or such resolution;

(viii) use all commercially reasonable efforts to obtain all necessary corporate approvals and the consent or approval of each Colombian or U.S. governmental agency or authority, whether federal or state that may be required to effect the Exchange Offer and the offering and sale of Exchange Notes, and file all necessary notices, reports and information with the Colombian Finance Superintendency and the Colombian Central Bank in connection therewith;

(ix) in the case of a Shelf Registration, furnish to each Participating Holder, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

(x) in the case of a Shelf Registration, cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends and enable such Registrable Notes to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Participating Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Notes;

(xi) upon the occurrence of any event contemplated by Section 3(a)(vi)(5) hereof, use its commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to the applicable Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Notes, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company shall notify the Participating Holders (in the case of a Shelf Registration Statement) and the Dealer Managers and any Participating Broker-Dealers known to the Company (in the case of an Exchange Offer Registration Statement) to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Participating Holders, such Participating Broker-Dealers and the Dealer Managers, as applicable, hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company has amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission;

(xii) at a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus or of any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus after initial filing of a Registration Statement, provide copies of such document to the Dealer Managers and their counsel (and, in the case of a Shelf Registration Statement, to the Participating Holders and their counsel) and make such of the representatives of the Company as shall be reasonably requested by the Dealer Managers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) available for discussion of such document; and the Company shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus, or any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus, of which the Dealer Managers and their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Dealer Managers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) shall reasonably object; provided, however, that this paragraph shall not apply to the Company’s annual report on Form 20-F, its current reports on Form 6-K, other than such current reports required to be filed in connection with the Exchange Offer, or any other documents required to be filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(xiii) obtain CUSIP and ISIN numbers for all Exchange Notes or Registrable Notes, as the case may be, not later than the initial effective date of a Registration Statement, and provide the Trustee with printed or word-processed certificates for the Exchange Notes or Registrable Notes, as the case may be, in a form eligible for deposit with the Depositary;

(xiv) take all reasonable action necessary to ensure that the Registrable Notes or the Exchange Notes, as the case may be, at the time of the consummation of the Exchange Offer (or as soon as reasonably practicable thereafter) are listed on the NYSE;

(xv) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use its commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xvi) in the case of a Shelf Registration, make available for inspection by a representative of the Participating Holders (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, any attorneys and accountants designated by a majority in aggregate principal amount of the New Notes held by the Participating Holders and any attorneys and accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that if any such information is identified by the Company as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information and such information shall be used only in connection with such Shelf Registration Statement, unless disclosure thereof is required to be made under compulsion of law, by order or act of any court or governmental or regulatory authority or body or such information has become available (not in violation of this agreement) to the public generally;

(xvii) in the case of a Shelf Registration, use its commercially reasonable efforts to cause all Registrable Notes to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Company are then listed if requested by the Majority Holders, to the extent such Registrable Notes satisfy applicable listing requirements;

(xviii) if reasonably requested by any Participating Holder, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Participating Holder as such Participating Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be so included in such filing; and

(xix) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Notes covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Notes including, but not limited to, an Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties and customary indemnity and contribution provisions to the Participating Holders and any Underwriters of such Registrable Notes with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (2) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Participating Holders and such Underwriters and their respective counsel) addressed to each Participating Holder and Underwriter of Registrable Notes, covering the matters customarily covered in opinions requested in underwritten offerings, (3) obtain “comfort” letters from the independent registered public accountants of the Company (and, if necessary, any other registered public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each Participating Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Notes, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus and (4) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Notes being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

(b) In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Notes to furnish to the Company a Notice and Questionnaire and such other information regarding such Holder and the proposed disposition by such Holder of such Registrable Notes as the Company may from time to time reasonably request in writing.

(c) Each Participating Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(vi)(3) or Section 3(a)(vi)(5) hereof, such Participating Holder will forthwith discontinue disposition of Registrable Notes pursuant to the Shelf Registration Statement until such Participating Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(x) hereof and, if so directed by the Company, such Participating Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Participating Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Notes that is current at the time of receipt of such notice.

(d) If the Company shall give any notice to suspend the disposition of Registrable Notes pursuant to a Registration Statement, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Notes shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions.

(e) The Participating Holders who desire to do so may sell such Registrable Notes in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Notes included in such offering.

4. Participation of Broker-Dealers in Exchange Offer. (a) The Staff has taken the position that any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for New Notes that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

The Company understands that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b) In light of the above, and notwithstanding the other provisions of this Agreement, the Company agrees to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) hereof), in order to expedite or facilitate the disposition of any Exchange Notes by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Company further agrees that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

(c) The Dealer Managers shall have no liability to the Company or any Holder with respect to any request that they may make pursuant to Section 4(b) hereof.

5. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless (i) the Dealer Managers and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls the Dealer Managers or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Dealer Manager, or information relating to any Holder furnished to the Company in writing through any Dealer Manager or any selling Holder, respectively, expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company will also enter into a customary underwriting agreement containing customary indemnification provisions to the same extent as provided above.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Dealer Managers and the other selling Holders, the directors of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company, the Dealer Managers and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement, any Prospectus and any Free Writing Prospectus.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Dealer Manager, its affiliates, directors and officers and any control Persons of such Dealer Manager shall be designated in writing by such Dealer Managers, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering of the New Notes and the Exchange Notes, on the one hand, and by the Holders from receiving New Notes or Exchange Notes registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the New Notes or Exchange Notes sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

(f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Dealer Managers or any Holder or any Person controlling the Dealer Manager or any Holder, or by or on behalf of the Company or the officers or directors of or any Person controlling the Company, (iii) acceptance of any of the Exchange Notes and (iv) any sale of Registrable Notes pursuant to a Shelf Registration Statement.

6. General.

(a) Rule 144 and Rule 144A. For so long as any Registrable Notes remain outstanding, if the Company ceases to be subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Company covenants that it will upon the request of any Holder or beneficial owner of Registrable Notes (i) make publicly available such information (including, without limitation, the information specified in Rule 144(c)(2)) as is necessary to permit sales pursuant to Rule 144, (ii) deliver or cause to be delivered, promptly following a request by any Holder or beneficial owner of Registrable Notes or any prospective purchaser or transferee designated by such Holder or beneficial owner, such information (including, without limitation, the information specified in Rule 144A(d)(4)) as is necessary to permit sales pursuant to Rule 144A, and (iii) take such further action that is reasonable in the circumstances, in each case to the extent required from time to time to enable such Holder to sell its Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by (A) to the extent applicable, Rule 144, (B) Rule 144A, or (C) any similar rules or regulations hereafter adopted by the SEC. Notwithstanding the foregoing, nothing in this Section 6(a) shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

(b) Specific Performance. Without limiting the remedies available to the Dealer Managers and the Holders, the Company acknowledges that there would be no adequate remedy at law if the Company failed to perform any of its obligations in this Agreement (including, without limitation, their obligations under Sections 2(a) and 2(b) hereof) and that any such failure may result in material irreparable injuries to the Dealer Managers and the Holders from time to time of the Registrable Notes and that it will not be possible to measure damages for such injuries precisely. Accordingly, the Company agrees that the Dealer Managers and such Holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Company under this Agreement in accordance with the terms and conditions of this Agreement, in any U.S. federal or New York state court located in the Borough of Manhattan, The City of New York.

(c) No Inconsistent Agreements. The Company represents, warrants and agrees that (i) the rights granted to the Holders do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued by the Company under any other agreement and (ii) the Company has not entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof.

(d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(c) shall be by a writing executed by each of the parties hereto.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is, with respect to the Dealer Managers, the address set forth in the Dealer Manager Agreement; (ii) if to the Company, initially at the Company’s address set forth in the Dealer Manager Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d); and (iv) to such other persons at their respective addresses as provided in the Dealer Manager Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Dealer Manager Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Notes in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all the terms of this Agreement, and by taking and holding such

Registrable Notes such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Dealer Managers (in their capacity as Dealer Managers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(g) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Dealer Managers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(h) Purchases and Sales of Notes. Until October 9, 2013 the Company shall not, and shall use their reasonable best efforts to cause their affiliates (as defined in Rule 405 under the Securities Act) not to, purchase and then resell or otherwise transfer any Registrable Notes, except pursuant to an effective registration statement under the Securities Act.

(i) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(j) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(k) Governing Law. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(l) Jurisdiction, Venue and Service of Process. Each of the parties hereto hereby submits to the jurisdiction of any U.S. federal or New York state court in the Borough of Manhattan, The City of New York, in respect of actions brought against any such party as a defendant, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the parties hereto hereby waives any right to the jurisdiction of other courts to which it may be entitled on account of place of residence or domicile and waives, to the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. The Dealer Managers and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company shall maintain an office or agent for service of process in the Borough of

Manhattan, The City of New York, where notices to and demands upon the Company in respect of this Agreement may be served. Initially this agent will be CT Corporation System, 111 Eighth Avenue, New York, New York 10011 (the “Process Agent”), and the Company will agree not to change the designation of such agent without prior notice to the Dealer Managers and the Trustee and designation of a replacement agent in the Borough of Manhattan, The City of New York. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

(m) Judgment Currency. The Company agrees to indemnify the Dealer Managers against any loss incurred by the Dealer Managers as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Dealer Managers are able to purchase United States dollars, on the nearest business day following the date of judgment, with the amount of the Judgment Currency actually received by the Dealer Manager. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(n) Foreign Taxes. All payments by the Company to the Dealer Managers hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by the government of the Republic of Colombia or any other jurisdiction from or through which payment is made or deemed to be made, or any political subdivision thereof or therein excluding (i) any such tax imposed by reason of the Dealer Managers having some present or former connection with any such jurisdiction other than their participation as the Dealer Managers hereunder, and the receipt of payments hereunder, and (ii) any income or franchise tax on the overall net income of the Dealer Managers imposed by the United States or by the State of New York or any political subdivision of the United States or of the States of New York (all such non-excluded taxes, “Foreign Taxes”). If the Company is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall be increased to such amount as is necessary to yield and remit to the Dealer Managers an amount that, after withholding or deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

(o) Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company and the Dealer Managers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BANCOLOMBIA S.A.

By	/s/ Jose H. Acosta
Name:	Jose H. Acosta
Title:	Vice-President of Finance

Confirmed and accepted as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Michael D. Gilfond
	Name:	Michael D. Gilfond
	Title:	Managing Director
Latin America Credit Markets

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Maxim Volkov
	Name:	Maxim Volkov
	Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director